Exhibit 10.9


                             ASSIGNMENT OF CONTRACT


         THIS ASSIGNMENT OF CONTRACTS (this "Assignment"), dated as of March 20, 1997, made by NEOSE TECHNOLOGIES, INC., a Delaware corporation having an office at 102 Witmer Road, Horsham, Pennsylvania ("Assignor"), to JEFFERSON BANK, having an office at 1607 Walnut Street, Philadelphia, Pennsylvania ("Assignee").

                                   WITNESSETH:

         WHEREAS, pursuant to two Reimbursement Agreements of even date herewith between Assignor and Assignee (as the same may be amended, modified or supplemented from time to time, the "Reimbursement Agreements"), Assignee has enabled Assignor to receive funds (the "Loan") to defray the cost of constructing certain improvements for the Project (capitalized terms used herein and not otherwise defined herein having the meanings assigned to them in the Reimbursement Agreements); and

         WHEREAS, Assignor has entered into a Construction Contract, dated August 30, 1996 (as the same may be amended, modified or supplemented from time to time in compliance with the provisions of the Reimbursement Agreement, the "General Construction Contract") between Assignor and Irwin & Leighton, Inc. (the "General Contractor"), for the design, planning and construction of the improvements; and

         WHEREAS, the General Contractor has caused an architect to prepare certain plans and specifications for the construction of the improvements (said plans and specifications, including all working drawings, models and samples related thereto, as amended, modified or supplemented from time to time in compliance with the provisions of the Reimbursement Agreement, being hereinafter called the "Plans"); and

         WHEREAS, the execution and delivery of this Assignment by Assignor is a condition to Assignees's obligation to make the Loan.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee, and hereby creates in favor of Assignee a security interest under the Uniform Commercial Code in and to, all right, title and interest of Assignor in, to and under the General Contract and all proceeds thereof,

         AND, Assignor hereby agrees with Assignee as follows:

         1. Representations and Warranties. Assignor hereby represents and warrants to Assignee that (a) Assignor has not assigned, transferred, mortgaged, pledged or otherwise encumbered any of its right, title and interest in, to and under the General Contract and the Plans,



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except in favor of Assignee, (b) the General Contract has not been amended, modified or supplemented and (c) Assignor has paid all sums required to be paid by it prior to the date hereof under the terms of the general Contract.

         2. Negative Covenants. Assignor hereby covenants with Assignee that Assignor shall not assign, transfer, mortgage, pledge or otherwise encumber, or permit to accrue or suffer to exist any lien or other encumbrance on or in, any of the right, title and interest of Assignor in, to and under the General Contract and the Plans, except in favor of Assignee, or as otherwise expressly permitted in the Reimbursement Agreement.

         3. Assignee Not Liable. Anything contained herein to the contrary notwithstanding, unless and until Assignee expressly assumes the obligations under the General Contract (a) Assignor shall at all times remain solely liable under the General Contract to perform the obligations of Assignor thereunder to the same extent as if this Assignment had not been executed, (b) Assignee shall not have any obligation or liability under the General Contract by reason of or arising out of this Assignment, nor shall Assignee be required or obligated in any manner to make any payment or perform any other obligation of Assignor under or pursuant to the General Contract.

         4. Further Assurances. From time to time upon the request of Assignee, Assignor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Assignee reasonably determines to be necessary to carry out the purpose and intent of this Assignment.

         5. Amendments, Waivers, Etc. This Assignment cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

         6. Termination; Survival. Upon payment and performance in full of the indebtedness and obligations secured hereby and termination of the Reimbursement Agreement, this Assignment shall terminate.

         7. Severability. If any term or provision of this Assignment or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Assignment, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

         8. Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.


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         9. Successors and Assigns. This Assignment shall bind Assignor and its successors and assigns, and shall inure to the benefit of Assignee and its successors and assigns.

         IN WITNESS WHEREOF, Assignor has duly executed and delivered this Assignment as of the date first above written.

(SEAL)                                      NEOSE TECHNOLOGIES, INC.


Witness:                                             By: /s/ P. Sherrill Neff
                                                         ----------------------
                                                             President

/s/ A. Brian Davis
------------------
Secretary



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